UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

QTS Realty Trust, Inc.

QualityTech, LP

(Exact Name of Registrant as Specified in Charter)

Maryland (QTS Realty Trust, Inc.)	001-36109	46-2809094
Delaware (QualityTech, LP)	333-201810	27-0707288
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12851 Foster Street
Overland Park, KS	66213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 814-9988

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On April 24, 2018, QTS Realty Trust, Inc. (the “Company”), through QualityTech, LP, the Company’s operating partnership (the “Operating Partnership”), and Quality Technology Services Holding, LLC, a wholly owned subsidiary of the Operating Partnership (“QTS TRS,” and together with the Operating Partnership, the “QTS Parties”), entered into definitive agreements with General Datatech, L.P. (“GDT”), an international provider of managed IT solutions, pursuant to which the Company agreed to sell and assign to GDT certain assets, contracts and liabilities associated with the Company’s cloud and managed services products in exchange for, among other things, certain cash payments and the payment by GDT of continuing channel fees to the Company based on revenue received under the assigned contracts and any new customers referred by the Company.  Under the agreements, which are described in more detail below, the Company will transition certain cloud and managed services customer contracts and support to GDT, and GDT will expand its colocation presence within the Company’s facilities to support customers as they are migrated to GDT’s platform.

The agreements fulfill part of the Company’s strategic growth plan announced in February 2018.  As previously announced, under its strategic growth plan, the Company intends to realign its product offerings around its “core” business of hyperscale and hybrid colocation, along with technology and services from the Company’s cloud and managed services business that support hyperscale and hybrid colocation customers, while narrowing the focus around its “non-core” business comprising certain of its cloud and managed services offerings, as well as colocation revenue attached to certain customers in the cloud and managed services business that the Company expects will not remain with the Company post-transition.

Transaction Agreement

On April 24, 2018, the QTS Parties and GDT entered into that certain Transaction Agreement (the “Transaction Agreement”), pursuant to which the QTS Parties agreed to sell and assign, and GDT agreed to purchase and assume, certain assets, contracts and liabilities associated with certain of the QTS Parties’ cloud and managed services offerings, which primarily consist of customer contracts and certain physical equipment used in connection therewith (collectively, the “Transferred Assets”).  The Transaction Agreement sets forth the rights and obligations of the parties to effectuate the transfer and assumption of each Transferred Asset from time to time, subject to obtaining third-party consents, as applicable.  Under the Transaction Agreement, GDT agreed to assume all liabilities associated with the Transferred Assets arising from and after the applicable time of transfer, and in general, the QTS Parties agreed to retain all liabilities associated with the Transferred Assets arising before the applicable time of transfer.  The QTS Parties expect to complete the transfer of the Transferred Assets to GDT by the end of 2018.  However, after August 31, 2018, the QTS Parties have no obligation under the Transaction Agreement to transfer any Transferred Assets that have not been transferred by such date.

As consideration for the Transferred Assets, GDT agreed to pay the QTS Parties cash for physical equipment based at liquidation value and entered into that certain channel agreement (described below) under which it agreed to pay the Company an ongoing channel fee.  GDT also entered into a separate colocation agreement with the Company to obtain certain colocation and other services to support the customers migrated to GDT and discharge its obligations under the assigned customer contracts.

The Transaction Agreement contains customary representations and warranties by each party.  Subject to certain limitations, the parties also agreed to mutually indemnify each other with respect to breaches of representations and warranties and covenants and the assumed or excluded liabilities (as applicable).  The aggregate indemnification obligations of each party for breaches of representations and warranties are capped at $1 million.  Each party also agreed to various covenants and agreements, including, among others, (i) to use commercially reasonable efforts to obtain, or cooperate in obtaining, third-party consents and (ii) not to solicit the other party’s employees for a period of two years, subject to certain exceptions.

Channel Agreement

In connection with the Transaction Agreement, QTS TRS and GDT entered into that certain Channel Agreement, dated as of April 24, 2018 (the “Channel Agreement”).  Under the Channel Agreement, prior to August 31, 2018, GDT will pay QTS TRS a monthly channel fee equal to 20% of the revenue received by GDT or its affiliates under each customer contract assigned under the Transaction Agreement or any replacement contract in respect thereof.  After August 31, 2018, GDT will pay QTS TRS channel fees equal to (i) 15% of the revenue received by GDT or its affiliates under such assigned customer contracts and replacement contracts in respect thereof, and (ii) 18% of the revenue received by GDT or its affiliates under each new contract that GDT enters into with any customers that the Company refers to GDT from time to time (unless such customer was a customer or potential customer of GDT during the prior 18 months).  Revenue to which the channel fee applies excludes the portion thereof that is passed through to the Company under the colocation agreement between the Company and GDT, as well as any portion thereof related to augmented services (or services provided outside of the Company’s facilities) provided by

GDT and the impact of any service level credits to the underlying customer.  In addition, the channel fees are subject to a credit in favor of GDT equal to 50% of channel fee expenses assumed and payable by GDT to third parties with respect to the assigned customer contracts and replacement contracts in respect thereof.  The term of the Channel Agreement and all obligations thereunder remain in effect through the initial terms and any renewal terms of such customer contracts, replacement contracts or new customer contracts.

Until the later of the Channel Agreement’s third anniversary or the date the Company enters into direct colocation agreements with the underlying customer, GDT agreed to (i) discharge its obligations, among other things, consistent in all material respects with the manner, nature and level of quality to which QTS performed prior to the date of transfer, and (ii) in the event of any uncured material breach under the Channel Agreement or the underlying customer contract or replacement contract, to reassign such contract to the Company at the Company’s request.

Also under the Channel Agreement, GDT granted QTS TRS a right of first negotiation with respect to any wholesale or retail data center colocation space and/or related services required by GDT (whether or not related to the assigned customer contracts, replacement contracts or any new customer contracts referred by the Company) when the current term of GDT’s existing contracts for such services expire, or for such future services when any new need arises.  In addition, QTS TRS agreed not to interfere with GDT’s performance under the assigned contracts, replacement contracts and any new contracts and also, for a period of three years, not to solicit the assigned customers to terminate their relationship with GDT to obtain the same services from a third party.  This does not prohibit QTS TRS from selling any services or products to such customers, regardless of whether they are the same or similar as those to be provided by GDT.

Transition Services Agreement

In connection with the Transaction Agreement, QTS TRS and GDT also entered into that certain Transition Services Agreement, dated April 24, 2018 (the “Transition Services Agreement”), pursuant to which QTS TRS agreed to provide to GDT certain transitional services to support the operation of the Transferred Assets on a temporary basis following their assignment to GDT.  The term of the Transition Services Agreement ends on August 31, 2018, and subject to certain conditions, each party may terminate or discontinue certain services prior to that date.  In exchange for the services provided under the Transition Services Agreement, GDT will pay QTS TRS monthly amounts equal to 60% of the recognized revenue (as defined in the Channel Agreement) received during each month.

*  *  *  *  *

The summaries set forth above are qualified in their entirety by reference to the Transaction Agreement, the Channel Agreement and the Transition Services Agreement, each of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the three months ended June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 27, 2018	QTS Realty Trust, Inc.

	By:	/s/ Shirley E. Goza
	Name:	Shirley E. Goza
	Title:	Secretary, Vice President and General Counsel

Date: April 27, 2018	QualityTech, LP

	By:	QTS Realty Trust, Inc., its general partner

	By:	/s/ Shirley E. Goza
	Name:	Shirley E. Goza
	Title:	Secretary, Vice President and General Counsel